To be Completed by Prudential-Bache Account Executive

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NAME-Please Print             A.E. Contract No.                  OFFICE CODE
                                                                 (  )
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BRANCH OFFICE                 (Address)                          PHONE NUMBER

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[LOGO]Prudential

                                                        No.

                                APPLICATION FOR
                          VARIABLE ANNUITY CONTRACT IN
                  PRUDENTIAL'S VARIABLE INVESTMENT PLAN SERIES
Please make check payable to Prudential and mail the check and application to:
The Prudential Insurance Company of America, P.O. Box 2925, Phoenix, AZ 85062
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1.  DESIGNATED ANNUITANT (Please Print)

Name____________________________________________________________________________

Address_________________________________City________________ State_____Zip______

Date of Birth _____  ___  ____  Sex [ ] Male [ ] Female  Soc Sec #____ ___ _____
              Month  Day  Year

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1a.  CO-ANNUITANT (Please Print)

Name____________________________________Relationship to Annuitant_______________

Address_________________________________City________________ State_____Zip______

Date of Birth _____  ___  ____  Sex [ ] Male [ ] Female  Soc Sec #____ ___ _____
              Month  Day  Year

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2.  CONTRACT OWNER (if different from the Designated Annuitant)

Name_________________________________________ Soc Sec # or Tax ID #____ ___ ____

Address_________________________________City________________ State_____Zip______

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3.   BENEFICIARY   DESIGNATION  (MUST  specify   relationship  to  Annuitant  or
     Co-Annuitant)

Primary________________________________ Contingent______________________________

Relationship to                          Relationship to
  [ ] Annuitant           Date of          [ ] Annuitant           Date of
  [ ] Co-Annuitant________Birth_________   [ ] Co-Annuitant________Birth________

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4.   INITIAL PURCHASE PAYMENT (minimum $1000):

        $________________________________________________
               (Make checks payable to Prudential)
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5.   INVESTMENT SELECTION - Select one or more subaccount(s):
          ($300 minimum for each subaccount selected)

    [ ] Bond (001)                                                      ______%

    [ ] Money Market (002)                                              ______%

    [ ] Common Stock (003)                                              ______%

    [ ] Aggressively Managed Flexible (004)                             ______%

    [ ] Conservatively Managed Flexible (005)                           ______%

                       TOTAL INVESTED                                      100%
                                                                        =======

     Any future purchase will be allocated in the same percentage(s) as above unless specific instructions to change the allocations are submitted
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6.   ANNUITY COMMENCEMENT DATE

     Annuity payments to begin on the first day of ______________  _____________
                                                        Month          Year
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7.   Will  the  annuity  applied  for  replace  any  existing  annuity  or  life insurance?

     [ ] Yes [ ] No  If yes, please furnish details:


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8.   REMARKS OR SPECIAL REQUESTS









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ACKNOWLEDGMENT OF PURCHASER

To the best of my knowledge and belief, my answers to the questions on this application are correct and true. I also understand that the Company reserves the right to reject any application or purchase payment. If this application is declined, there shall be no liability on the part of the Company and any purchase payments submitted shall be returned.

I understand that annuity payments and surrender values are based upon the investment experience of a separate account and are variable and are not guaranteed as to a fixed dollar amount.

Receipt of a current prospectus for a variable annuity contract of Prudential's Variable Investment Plan and a current prospectus for Prudential Series Fund, Inc. is hereby acknowledged.

SIGNED AT:___________________________________  _________________________________
                          (State)                       (Date)

SIGNATURE(S):________________________________  _________________________________
                 (Designated Annuitant)            (Co-Annuitant, if applicable)

             _____________________________ WITNESS:_____________________________
               (Owner, if applicable)               (Registered Representative)

200B Ed 05/84-Non-Qualified